Contact: Stephen H. Gordon Christopher G. Hagerty	Chairman & CEO EVP & CFO	Telephone: (949) 585-7500 Facsimile: (949) 585-0174

COMMERCIAL CAPITAL BANCORP TO HOST CONFERENCE CALL AND WEBCAST
HIGHLIGHTING FIRST QUARTER 2004 EARNINGS RELEASE

Irvine, CA – April 1, 2004 – Commercial Capital Bancorp, Inc. ( the “Company”), (NASDAQ: “CCBI”), announced today that it will release its earnings for the first quarter ended March 31, 2004, before the market opens on Monday, April 26, 2004. At 7:30 a.m. PDT the same day, Stephen H. Gordon, Chairman and CEO, David S. DePillo, Vice Chairman, President and COO, and Christopher G. Hagerty, EVP and CFO, will host a discussion of the Company’s first quarter 2004 performance.

Analysts and investors may listen to the discussion and participate in the question/answer session by using the phone number listed below, or through a live video webcast of the conference available through a link on the home page of Company’s website at www.commercialcapital.com. The multimedia webcast enables conference participants to experience the conference with greater impact by simultaneously viewing the video broadcast as well as tables, charts, and speaker’s notes. The webcast also allows participants to interact with the speakers through a live web-based question and answer session. Windows Media player is required for viewing the video webcast.

Conference Call Date: Monday, April 26, 2004 Time: 7:30 a.m. PDT (10:30 a.m. EDT) Phone Number (800) 901-5217 Access Code: 89545599	Webcast Date: Monday, April 26, 2004 Time: 7:30 a.m. PDT (10:30 a.m. EDT) Webcast URL: www.commercialcapital.com Windows Media player is required

It is recommended that participants dial into the conference call, or log into the webcast, approximately 5 to 10 minutes prior to the call. For those who are unable to participate in the call or webcast live, an archive of the webcast will be available on the Company’s site at www.commercialcapital.com beginning approximately 2 hours following the end of the call. The archive will be available until May 27, 2004.

The Company, headquartered in Irvine, CA, is a multifaceted financial services company which provides financial services to meet the needs of its client base, which includes income-property real estate investors, middle market commercial businesses, and professionals. At December 31, 2003, the Company was the 3rd largest multi-family lender in California during the 12 months ended December 31, 2003 (source: Dataquick Information Systems) and Commercial Capital Bank, the Company’s bank subsidiary, was the fastest growing savings institution in California, based on percentage growth in total assets over the 36 months ended December 31, 2003 (source: www.fdic.gov). The Bank has full service banking offices located at the Company’s headquarters in Irvine, Rancho Santa Margarita, Riverside, and La Jolla and loan origination offices in Sacramento, Corte Madera (Marin County), Oakland, Burlingame, Woodland Hills, Encino, Los Angeles, Irvine, and La Jolla, CA, and plans to open a banking office in Beverly Hills, CA in the summer of 2004. More information on the Company can be found at www.commercialcapital.com. On January 27, 2004, The Company announced that it had signed a definitive agreement to acquire Hawthorne Financial Corporation; a Southern California based savings institution with $2.7 billion of assets, $1.7 billion of deposits and 15 branches.

This release and the aforementioned conference call and webcast may include forward-looking statements related to the Company’s plans, beliefs and goals, which involve certain risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: competitive pressure in the banking industry; changes in the interest rate environment; the health of the economy, either nationally or regionally; the deterioration of credit quality, which would cause an increase in the provision for possible loan and lease losses; changes in the regulatory environment; changes in business conditions, particularly in California real estate; volatility of rate sensitive deposits; asset/liability matching risks and liquidity risks; and changes in the securities markets. The Company undertakes any obligation to revise or publicly release any revision to these forward-looking statements.